Exhibit 5.1       Opinion of Robert C. Laskowski, Esq. (regarding legality).


                               ROBERT C. LASKOWSKI
                                 Attorney at Law
                            520 SW Yamhill, Suite 600
                           Portland, Oregon 97204-1329
                            Telephone: (503) 241-0780
                            Facsimile: (503) 227-2980


                                February 12, 2002

To the Board of Directors
Nova Communications Ltd.

Gentlemen:

         We have acted as counsel for Nova Communications Ltd. ("Company") in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering 100,000 shares of Company's Common Stock, par value $0.001 per share (the "Shares"), issuable to officers, directors, employees and consultants. We have reviewed the corporate action of Company in connection with this matter and have examined and relied upon such documents, corporate records, and other evidence as we have deemed necessary for the purpose of this opinion.

         Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold pursuant to the Agreement, legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,



                                            /s/ ROBERT C. LASKOWSKI

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